                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 4, 2006

                              THE BISYS GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      001-31254               13-3532663
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

   90 Park Avenue, New York, New York                               10016
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code 212-907-6000

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. Entry into a Material Definitive Agreement.

Effective January 4, 2006, the BISYS Group, Inc. (the "Company") entered into a Credit Agreement with the lenders party thereto and SunTrust Bank as Administrative Agent, providing for (i) an interim revolving credit facility in an aggregate amount of up to $100,000,000 (the "Revolver") and (ii) an interim term loan in an aggregate amount of up to $300,000,000 (the "Term Loan"; together with the Revolver, the "Interim Facility"). The maturity date of the Interim Facility is January 2, 2007. The proceeds of the Revolver may be used for working capital and other corporate purposes. The Term Loan may be drawn on or before March 14, 2006, provided that the proceeds are used to repay in full all of the Company's $300 million of 4% convertible notes due March 15, 2006 (the "Convertible Notes").

The Interim Facility will bear interest at (i) a base rate equal to the higher of (x) SunTrust's prime lending rate or (y) the applicable federal funds rate plus 0.5% ("ABR"), or (ii) at an applicable margin above the Eurodollar rate. The amount of the applicable margin will initially be 1.25%, provided that in the event that the Term Loan is funded the amount of the applicable margin will change over time as follows: (i) from the funding date of the Term Loan through May 31, 2006, 2.00%, (ii) from June 1, 2006 through August 31, 2006, 2.50%,
(iii) from September 1, 2006 through November 30, 2006, 3.00% and (iv) from December 1, 2006 through repayment, 3.50%. The commitment fee on the unborrowed funds available under the Revolver is 0.25%.

The loans under the Interim Facility will be guaranteed by certain of the Company's significant subsidiaries. In the event that the Term Loan is funded, all obligations of the Company and the subsidiary guarantors will become secured with certain assets of these parties, including the pledge of subsidiary stock. The Credit Agreement contains various representations, warranties and covenants generally consistent with the 2004 Credit Agreement (as defined in Item 1.02 below). Financial covenants require the Company to meet certain financial tests on an on-going basis, including minimum net worth, minimum fixed charge coverage ratio, and total leverage ratio, based upon its consolidated financial results.

The foregoing summary of the Interim Facility is qualified in its entirety by reference to the Interim Facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company's press release announcing the execution of the Interim Facility is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 1.02. Termination of Material Agreement.

In connection with the execution of the Interim Facility, on January 4, 2006, the Company terminated its Credit Agreement, dated as of March 31, 2004, among the Company, the Lenders party thereto, Bank of America, N.A., a successor by merger to Fleet National Bank, JPMorgan Chase Bank, SunTrust Bank, and Wachovia Bank, National Association, as Documentation Agents, and The Bank of New York, as Administrative Agent (as subsequently amended, the "2004 Credit Agreement"). The 2004 Credit Agreement provided for a $150 million unsecured revolving credit facility available through March 31, 2008. Pursuant to the 2004 Credit

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Agreement, the maturity date had been set to accelerate to January 31, 2006 in the event that the convertible notes were not repaid by such date.

The term loan portion of the 2004 Credit Agreement was repaid in full in December 2005 and no borrowings were outstanding under such agreement at the time of termination. The Company did not incur any prepayment penalties in connection with the termination of the facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.


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

ITEM 9. Financial Statements and Exhibits.

     (d) Exhibits

EXHIBIT NUMBER   DESCRIPTION
--------------   -----------
     10.1        Credit Agreement dated as of January 3, 2006, by and among
                 The BISYS Group, Inc., the lenders party thereto and
                 SunTrust Bank, as Administrative Agent.

     99.1        Press Release of The BISYS Group, Inc. dated January 6,
                 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE BISYS GROUP, INC.


Date: January 6, 2006                   By: /s/ Edward S. Forman
                                            ------------------------------------
                                            Edward S. Forman
                                            Senior Vice President, Acting
                                            General Counsel and Secretary

                                  EXHIBIT INDEX

EXHIBIT NUMBER   DESCRIPTION
--------------   -----------
     10.1        Credit Agreement dated as of January 3, 2006, by and among
                 The BISYS Group, Inc., the lenders party thereto and
                 SunTrust Bank, as Administrative Agent.

     99.1        Press Release dated January 6, 2006.


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